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                                                                   EXHIBIT 23(B)


                              ACCOUNTANTS' CONSENT

The Boards of Directors
Charter Medical Corporation and
  National Medical Enterprises, Inc.


    We hereby consent to the use of our report, dated August 11, 1994, on the combined financial statements of Selected Psychiatric Hospitals of National Medical Enterprises, Inc. as of May 31, 1994 and 1993 and each of the years in the three-year period ended May 31, 1994, and to the reference to our firm under the heading "Experts" in the prospectus.



                                                /s/ KPMG Peat Marwick LLP


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Los Angeles, California
September 15, 1994